                                                                   Exhibit 4.3.3

                                 THIRD AMENDMENT


                  THIRD AMENDMENT, dated as of December 15, 2000 (this "Amendment"), to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 28, 1998 (as amended by the Amendment, dated as of March 31, 2000, the Second Amendment, dated as of September 28, 2000, and as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation (the "Borrower"), the lenders from time to time party thereto (the "Lenders") and UNION BANK OF CALIFORNIA, N.A., as Agent.

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement; and

                  WHEREAS, the Borrower has requested that the agent and the Lenders agree to amend certain provisions of the Credit Agreement, as more fully described herein; and

                  WHEREAS, the Agent and the Lenders are willing to amend such provisions of the Credit Agreement, but only upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows:

                  1. Definitions. Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned thereto in the Credit Agreement.

                  2. Amendment to Section 1.1 (Defined Terms). Section 1.1 is hereby amended by deleting the definition of "Applicable Margin" therein and substituting in lieu thereof the following new definition:

                  "Applicable Margin": for Base Rate Loans, 2.50% per annum; and for Eurodollar Loans, 3.50% per annum.

                  3. Amendment to Section 2.3 (Installments). Section 2.3 is hereby amended by deleting the chart therein in its entirety and substituting in lieu thereof the following new chart:

                  Installment Date              Principal Amount
                  ----------------              ----------------
                  December 31, 2000                   $500,000
                  March 31, 2001                       500,000
                  June 30, 2001                        500,000
                  September 30, 2001                   500,000
                  December 31, 2001                    500,000
                  March 31, 2002                    10,000,000
                  June 30, 2002                    109,500,000

                  4. Conditions to Effectiveness. This Amendment shall become effective on the date upon which the following conditions precedent shall have been satisfied (the "Effective Date"):

                  (a) the Agent shall have received counterparts of this Amendment, executed and delivered by a duly authorized officer of the Borrower, the Agent and each of the Lenders; and

                  (b) the Borrower shall have paid to the Agent an amendment fee of equal to $305,000 which shall be shared ratably with each Lender.

                  5. Representations and Warranties. The Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in
Section 3 of the Credit Agreement; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment. The Borrower represents and warrants that
(a) as of the date hereof, no Default or Event of Default has occurred and is continuing and (b) this Amendment shall be a "Loan Document.".

                  6. Continuing Effect of Loan Documents. This Amendment shall not constitute a waiver or amendment of any other provision of the Credit Agreement or any other Loan Document not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Agent or the Lenders. Except as expressly amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

                  7. Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                 PAXSON COMMUNICATIONS CORPORATION


                                 By:
                                    --------------------------------------------
                                     Name:
                                     Title:


                                 UNION BANK OF CALIFORNIA, N.A., as Agent
                                   and as a Lender


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 By:
                                    --------------------------------------------
                                    Name:
                                     Title:


                                 KZH ING-2 LLC


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 KZH SOLEIL LLC


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                 KZH SOLEIL-2 LLC


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 ARCHIMEDES FUNDING, L.L.C.

                                 By:  ING Capital Advisors LLC, as
                                          Collateral Manager


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 THE ING CAPITAL SENIOR SECURED HIGH INCOME FUND HOLDINGS, LTD.

                                 By:  ING Capital Advisors Inc., as
                                          Investment Manager


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 ELF FUNDING TRUST I

                                 By:  Highland Capital Management, L.P., as
                                          Collateral Manager


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                 GALAXY CLO 1999-1, LTD.

                                 By:  SAI Investment Advisor, Inc., its
                                          Collateral Manager


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 KZH HIGHLAND-2 LLC


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 GLENEAGLES TRADING LLC


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 KZH STERLING LLC


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 ARCHIMEDES FUNDING III, LTD.

                                 By:  ING Capital Advisors LLC, as
                                          Collateral Manager


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                 COOPERATIVE CENTRALE RAIFFEISEN-BOERENLEENBANK
                                    B.A.


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:



                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 SANKATY HIGH YIELD

                                 By: Sankaty Advisors Inc., as its Investment
                                          Manager


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 SANKATY HIGH YIELD ASSET

                                 By: Sankaty Advisors Inc., as its Investment
                                          Manager


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 BRANT POINT II CBO 2000-1 LTD.

                                 By: Sankaty Advisors Inc., as its Investment
                                          Manager


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                 GREAT POINT CLO 1999-1 LTD.

                                 By: Sankaty Advisors Inc., as its Investment
                                          Manager


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 TORONTO DOMINION BANK


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 CENTURION CDO II LTD.

                                 By:  American Express Asset Management Group,
                                          as its Collateral Manager


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 KZH STERLING LLC

                                 By:  American Express Asset Management Group,
                                          as its Collateral Manager


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                 RABOBANK

                                 By:  American Express Asset Management Group,
                                          as its Collateral Manager


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title: